EXHIBIT 21

Significant Subsidiaries

The Company is including in the following list, legal entities and divisional, branch office or significant office locations:

World Headquarters

International Rectifier Corporation
233 Kansas Street
El Segundo, CA 90245
Phone:	(310) 726-8000
FAX:	(310) 322-3332
Internet: www.irf.com

North American Operations

HEXFET America
41915 Business Park Drive
Temecula, CA 92590
Phone:	(909) 676-7500
FAX:	(909) 676-9154

Rectificadores Internacionales, S.A. de C.V.
Prolongacion Ave. Los Cabos No. 9234
Parque Industrial Pacifico II
C.P. 22709
Tijuana, Baja California, Mexico
Phone:	(++) 52 66 26 08 04
FAX:	(++) 52 66 26 01 02

International Rectifier HiRel Products LLC (formerly Omnirel)
205 Crawford Street
Leominster, MA 01453
Phone:	(978) 534-5776
FAX:	(978) 537-4246

Advanced Analog, Inc.
2270 Martin Avenue
Santa Clara, CA 95050
Phone:	(408) 727-0500
Fax:	(408) 988-2702

Unisem, Inc.
DC-DC Power Management ICs
34A Mauchly
Irvine, CA 92618
Phone:	(949) 453-1008
Fax:	(949) 453-8748

IR Epi Services, Inc.
550 West Juanita
Mesa, Arizona 85210
Phone:	(480) 668-4000
FAX:	(480) 464-7421

European Operations

International Rectifier Company
(Great Britain) Ltd.
439/445 Godstone Road
Whyteleafe, Surrey
CR3 OBL, United Kingdom
Phone:	(++) 44 0 20 8645 8000
FAX:	(++) 44 0 20 8645 8077

Research and Development Facility
Holland Road, Hurst Green
Oxted, Surrey, RH8 9BB
Phone:	(++) 44 1883 732020
FAX:	(++) 44 1883 733410

Branch Office — Denmark
Bagsvaerdvej 92
DK-2800, KONGENS LYNGBY
Phone:	(++) 45 45 28 06 96
FAX:	(++) 45 45 28 19 96

Branch Office – Finland
Mikkelankallio 3 FIN-02770 ESPOO
Phone:	(++) 358 9 8599 155
FAX:	(++) 358 9 8599 1560

Branch Office — France
Immeuble Zeta B 3 Avenue de Canada B LP8177
91974 Courtaboeuf Cedex, France
Phone:	(++) 33 1 64 86 49 50
FAX:	(++) 33 1 64 86 49 70

Branch Office — Sweden
Box 8159 , S-163 08, Spanga
Phone:	(++) 46 8 795 9840
FAX:	(++) 46 8 795 9895

International Rectifier
Electronic Motion Systems, Ltd.
Llys-Y-Ddraig, Penllergaer Business Park
Swansea, SA4 1HL, Wales, United Kingdom
Phone:	(++) 44 1792 54 3000
FAX:	(++) 44 1792 54 3001

International Rectifier Corporation Italiana, S.p.A.
Via Liguria 49, 10071 Borgaro,
Torino (To), Italy
Phone:	(++) 39 011 451 0111
FAX:	(++) 39 011 451 0220

IR Newport Limited
Cardiff Road
Newport, Wales
NP10 8YJ, United Kingdom
Phone:	(++) 49 1633 810 121
FAX:	(++) 49 1633 810 820

TechnoFusion GmbH
Kreuzweg 60
D-47809 Krefeld Germany
Phone:	(++) 49 2151 576 670
FAX:	(++) 49 2151 576 323

Branch Office – U.S.A
34119 W. 12 Mile, Suite 104
Farmington Hills, MI 48331
Phone:	(248) 553-6020
FAX:	(248) 553-3048

International Rectifier GmbH
Frankfurter Strasse 227
D-63263 Neu-Isenburg Germany
Phone:	(++) 49 6102 884 400
FAX:	(++) 49 6102 884 433

Branch Office — Switzerland
Riedmatt 9, CH-8153 Rümlang
Phone:	(++) 41 1 817 3615
FAX:	(++) 41 1 817 6299

IR International Holdings, Inc.
Branch Office — Moscow, Russia
Room 325 Semenovsky per. 15
Moscow, 105023, Russia
Phone:	(++) 7 095 360 5735
FAX:	(++) 7 095 964 9560

Asian Operations

International Rectifier Japan Company, Ltd.
Sunshine 60 Building, 51st Floor
3-1-1, Higashi-Ikebukuro
Toshima-ku, Tokyo, 170-6051 Japan
Phone:	(++) 81 33 983 0641
FAX:	(++) 81 33 983 5956

Branch Office — Osaka, Japan
KAZU IT Bldg.
2-10-27 Minami-Semba
Chuo-ku, Osaka-Shi, Osaka 542-0081
Phone:	(++) 81 66 258 7560
FAX:	(++) 81 66 258 7561

Shanghai International Rectifier Trading, Ltd.
231 Fu Te Road North
Waigaoqiao Free Trade Zone
Pudong, Shanghai, 200231, P.R. China
Phone:	(++) 86 21 5866 6060
FAX:	(++) 86 21 5866 1654

Xian International Rectifier Semiconductor Mfg. Co. Ltd.
#94 Zhu Que Street
Xian, Shaanxi province, 710061, P.R. China
Phone:	(++) 86 29 524 7490/ 92
FAX:	(++) 86 29 524 7423

IR International Holdings, Inc.
Representative Office
Canway Building, Suite 710
66 Nan Li Shi Road, Xi Cheng District
Beijing, 100045, P.R. China
Phone:	(++) 86 10 6803 8195 & 6803 8196
FAX:	(++) 86 10 6803 8194

Representative Office
Electronic Science & Technology Building
28 C2, Block C, 2070 Shennan Road
Shenzhen, 518031, P.R. China
Phone:	(++) 86 755 3683686
FAX:	(++) 86 755 3683690

Representative Office
Unit 03, 13th Floor, Novel Plaza
128 Nan Jing Road (W)
Shanghai, China 200003
Phone:	(++) 86 21 63608811
Fax:	(++) 86 21 63603771

Representative Office
16th Floor, Suite B, 319, Sec. 2
Tun Hwa South Road
Taipei 10673, Taiwan, R.O.C.
Phone:	(++) 886 2 2739 4230
FAX:	(++) 886 2 2377 9936

Representative Office
Suite 2111, Herrera Tower
98 Herrera Corner Valero St., Salcedo Village
Makati City, Philippines 1200
Phone/FAX:	(++) 632 845 1653

IR International Holdings China, Inc.
IR-PERI Power Electronics Co. Ltd.
#94 Zhu Que Street
Xian, Shaanxi province, 710061, P.R. China
Phone:	(++) 86 29 521 5895
FAX:	(++) 86 29 521 5896

International Rectifier Korea
#402, Noksan Building, 106-8

Kuro-5Dong, Kuro-Gu
Seoul, 152-842 Korea
Phone:	(++) 822 858 8773
FAX:	(++) 822 858 8775

International Rectifier
Southeast Asia Pte. Ltd.
50 Kallang Avenue #08-01/03
Noel Corporate Building
Singapore 339505
Phone:	(++) 65 295 9555
FAX:	(++) 65 392 3550

International Rectifier Hong Kong, Ltd.
Unit 308, New East Ocean Centre
No. 9 Science Museum Road
Tsimshatsui East, Kowloon
Hong Kong
Phone:	(++) 852 2803 7380
FAX:	(++) 852 2540 5835

Semiconductor Electronics Ltd.
S.D.F.I. Unit No. 23, SEEPZ
Andheri (East)
Mumbai 400 096, India
Phone:	(++) 91 22 829 1055
FAX:	(++) 91 22 829 0473